UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
October 7, 2010

BookMerge Technologies, Inc.

Nevada	333-152837	36-4627722
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

BookMerge Technologies Inc.
1350 W. Horizon Ridge Drive
Suite 1922
Henderson, Nevada 89014
(828) 489-9408

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors approved on October 7, 2010 the Purchase Agreement between BookMerge Technologies and Extreme Green Technologies Inc, whereas, BookMerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of BookMerge Technologies Inc., rule 144 restricted common stock. BookMerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control BookMerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc, dba Extreme Biodiesel via shareholder approval and operate the company under BookMerge Technologies Inc. Managerial control.

At the closing expected no later than October 31, 2010, BookMerge Technologies Inc. shall acquire from Green Protective Services, Inc. (GPS), shareholders and Green Protective Services, Inc. (GPS), shareholders will exchange shares with BookMerge Technologies Inc. at least 51% of the 63,900,000 shares of common stock of Extreme Green Technologies Inc, (the "Green Protective Services, Inc. (“Shares"). Extreme Green Technologies Inc. shall not issue any additional shares without the expressed consent of BookMerge Technologies Inc, until such time as the parties agree that no further acquisition of Extreme Green Technologies Inc shares will be consummated by BookMerge Technologies Inc.

BookMerge Technologies Inc. has an aggregate of 80,090,500 shares of BookMerge Technologies Inc. common stock currently issued and outstanding (the "BookMerge Technologies Inc. Shares"). Green Protective Services, Inc. (GPS), shareholders at closing shall exchange with BookMerge Technologies Inc., 32,589,000 shares of Extreme Green Technologies Inc. and BookMerge Technologies Inc. shall issue to Green Protective Services, Inc., shareholders and aggregate of 16,295,000 BookMerge Technologies Inc. shares of rule-144 restricted common stock.

To consummate the acquisition, 16,295,000 additional shares of BookMerge Technologies Inc. shall be delivered by BookMerge Technologies Inc. to Green Protective Services, Inc. (GPS) shareholders in exchange for 51% of the Extreme Green Technologies Inc. shares due to BookMerge Technologies Inc.; representing thirty two million five hundred eighty-nine thousand shares (32,589,000).

By executing this Agreement, the current directors of BookMerge Technologies Inc. hereby and contemporaneously grant  (i) have the option to appoint two DIRECTORS and affirm Wayne Doss as a member of the Board of Directors of the newly reorganized company representing the positions to be held by BookMerge Technologies Inc. representatives,  (ii) appoint Joe Spadafore as President of Extreme Biodiesel operating under BookMerge Technologies Inc the newly  reorganized company, (iii)  affirm Wayne A Doss as the CEO, BookMerge Technologies Inc.

Upon  execution of this Agreement, the Board of  Directors of the newly reorganized company shall transfer the operations, assets and defined liabilities of Extreme Biodiesel as they existed prior to the reorganization to a majority owned subsidiary of the newly organized company (the "Subsidiary"), and shall maintain the existing Board of Directors to oversee the operations and management of the  Subsidiary until such time BookMerge Technologies Inc. Board of Directors determines.

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On October 1, 2010, Board of Directors of the Registrant terminated the services of Sam Kan, CPA. The Company engaged Eddie Chin Chartered Accountant as the Registrant's new independent registered public account firm. None of the reports of Sam Kan, CPA’s on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the reporting periods up to June 30, 2009, except a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent periods and the subsequent interim periods thereto, there were no disagreements with Sam Kan, CPA’s whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Sam Kan, CPA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements, nor were there any up to and including the time of dismissal on October 1, 2010.

The registrant has requested that Sam Kan furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

(b) On October 7, 2010, the registrant engaged Eddie Chin, Chartered Accountant, registered with the PCAOB under his full name Eddy Siat Leong Chin, as its independent accountant. During the most recent fiscal years and the interim periods preceding the engagement, the registrant requested Eddie Chin, CPAs review and audit the requisite periods which the firm has completed.  As required disclosure under Item 304(a)(2) of Regulation S-K, during the two most recent fiscal years and any subsequent interim period preceding the engagement, the issuer has not consulted with successor auditor regarding (i) either; the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) or a reportable event as described in paragraph 304(a)(1)(v).

ITEM 5.02.  ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS. APPOINTMENT OF DIRECTORS & OFFICERS

On October 7, 2010, a majority of the shareholders of the Company appointed the following Directors and Officers of the Company, effective as of equal date.

Richard B. Carter, Esq. Mr. Carter, age 45, in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc (EGT). Mr. Carter owned his own law firm and real estate sales/consulting group for several years and sold the practice to co-found EGT. Prior to owning his own firm, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BookMerge Technologies
(Registrant)
Date:	October 11, 2010

		By:	/s/ Wayne A. Doss
Wayne A. Doss
President, Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer
Treasurer and Director